Exhibit 4.5

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 26, 2013, among Dycom Investments, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of January 21, 2011, as amended and supplemented through the date hereof (the “Indenture”), providing for the issuance of 7.125% Senior Subordinated Notes due 2021 (the “Notes”);

WHEREAS, pursuant to Section 9.01(4) of the Indenture, the Indenture may be amended or supplemented without the consent of any Holder of Notes to, among other things, make any change that would provide additional rights or benefits to the Holders of the Notes;

WHEREAS, the Company desires, pursuant to Section 9.01(4) of the Indenture, to amend and supplement the terms of the Indenture by amending Section 11.06 (Releases) in order to eliminate the ability of the Company to release the Note Guarantee of Holdings in accordance with Section 11.06(a)(1) and 11.06(a)(4) of the Indenture;

WHEREAS, such changes would provide additional benefits to the Holders of the Notes;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company; and

WHEREAS, the Company has directed the Trustee to execute and deliver this Supplemental Indenture in accordance with Section 9.01 of the Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AMENDMENTS. Section 11.06 of the Indenture is hereby amended by inserting the parenthetical phrase “(other than Holdings)” immediately after each instance of the phrase “any Guarantor” in the first sentence of Section 11.06(a)(1) and in Section 11.06(a)(4).

3. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

4. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

5. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

6. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

[SIGNATURE PAGES FOLLOW]

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

DYCOM INVESTMENTS, INC.

By:	/s/ H. Andrew DeFerrari
Name: H. Andrew DeFerrari
Title: Treasurer

DYCOM INDUSTRIES, INC.

By:	/s/ H. Andrew DeFerrari
Name: H. Andrew DeFerrari
Title: Senior Vice President and Chief Financial Officer

ANSCO & ASSOCIATES, LLC

APEX DIGITAL, LLC

BLAIR PARK SERVICES, LLC

BROADBAND EXPRESS, LLC

BROADBAND INSTALLATION SERVICES, LLC

C-2 UTILITY CONTRACTORS, LLC

CABLE CONNECTORS, LLC

CABLECOM OF CALIFORNIA, INC.

CABLECOM, LLC

CAN-AM COMMUNICATIONS, INC.

CAVO BROADBAND COMMUNICATIONS, LLC

CCLC, INC.

CERTUSVIEW LEASING, LLC

CMI SERVICES, INC.

COMMUNICATION SERVICES, LLC

COMMUNICATIONS CONSTRUCTION GROUP, LLC

DYCOM CAPITAL MANAGEMENT, INC.

DYCOM CORPORATE IDENTITY, INC.

DYCOM IDENTITY, LLC

ERVIN CABLE CONSTRUCTION, LLC

GLOBE COMMUNICATIONS, LLC

INSTALLATION TECHNICIANS, LLC

IVY H. SMITH COMPANY, LLC

E A TECHNICAL SERVICES, INC.

ENGINEERING ASSOCIATES, INC.

GLOBAL ENERCOM MANAGEMENT, INC.

Signature Page to Third Supplemental Indenture

GOLDEN STATE UTILITY CO.

KANAAN COMMUNICATIONS, LLC

LAMBERT’S CABLE SPLICING COMPANY, LLC

LOCATING, INC.

NEOCOM SOLUTIONS, INC.

NEOCOM SOLUTIONS HOLDINGS, LLC

NICHOLS CONSTRUCTION, LLC

NIELS FUGAL SONS COMPANY, LLC

NIELS FUGAL SONS COMPANY OF CALIFORNIA, INC.

NORTH SKY COMMUNICATIONS, INC.

PARKSIDE SITE & UTILITY COMPANY CORPORATION

PARKSIDE UTILITY CONSTRUCTION, LLC

PAULEY CONSTRUCTION INC.

PBG ACQUISITION III, LLC

POINT TO POINT COMMUNICATIONS, INC.

PRECISION VALLEY COMMUNICATIONS OF VERMONT, LLC

PRINCE TELECOM, LLC

PRINCE TELECOM OF CALIFORNIA, INC.

RJE TELECOM, LLC

RJE TELECOM OF CALIFORNIA, INC.

PROFESSIONAL TELECONCEPTS, INC.

PROFESSIONAL TELECONCEPTS, INC.

SPALJ CONSTRUCTION COMPANY

SPECTRUM WIRELESS SOLUTIONS, INC.

STAR CONSTRUCTION, LLC

STEVENS COMMUNICATIONS, LLC

S.T.S., LLC

TCS COMMUNICATIONS, LLC

TESINC, LLC

TESINC OF CALIFORNIA, INC.

TJADER, L.L.C.

TRAWICK CONSTRUCTION COMPANY, INC.

TRIPLE-D COMMUNICATIONS, LLC

U G T I

UNDERGROUND SPECIALTIES, LLC

UTILIQUEST, LLC

WHITE MOUNTAIN CABLE CONSTRUCTION, LLC

VCI CONSTRUCTION, INC.

VCI UTILITY SERVICES, INC.

By:	/s/ H. Andrew DeFerrari
Name: H. Andrew DeFerrari Title: Treasurer

Signature Page to Third Supplemental Indenture

MIDTOWN EXPRESS, LLC

By:	/s/ William P. Healy
Name: William P. Healy
Title: President

OSP SERVICES, LLC

By:	/s/ Marvin M. Glaser
Name: Marvin M. Glaser
Title: President

Signature Page to Third Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Terence T. Rawlins
Authorized Signatory

Signature Page to Third Supplemental Indenture